Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE

Investor Contact: Roger L. Mann

Unizan Financial Corp.

President and Chief Executive Officer

Telephone: 330.438.1118 or 1.866.235.7203

E-mail address: rmann@unizan.com

Media Contact: Sandy K. Upperman

Unizan Financial Corp.

Vice President, Corporate Communications

Telephone: 330.438.4858

E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. ANNOUNCES THE ELECTION OF ITS CLASS III DIRECTORS

Canton, Ohio, December 29, 2005 – Shareholders of Unizan Financial Corp. (NASDAQ: UNIZ), elected the Class III Board of Directors for the term ending 2008, at the company’s annual meeting of shareholders held on Thursday, December 29, 2005.

Unizan Financial Corp.’s Class III Board of Directors consists of:

Philip E. Burke – Retired President, Burke Products, Inc.

Roger L. DeVille – President, DeVille Developments

Gary N. Fields – Chairman, Unizan Financial Corp.

Susan S. Holdren – Professor, Zane State College

Roger L. Mann – President and Chief Executive Officer, Unizan Financial Corp.

George M. Smart – Retired President, Sonoco Phoenix, Inc.

Warren W. Tyler – President, Warmarr Capital, Inc.

About Unizan

Unizan Financial Corp., a $2.4 billion holding company, is a financial services organization headquartered in Canton, Ohio. The company operates 42 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, internet banking and wealth management products and services. Additionally, the company operates government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Detroit, Michigan; Mt. Arlington, New Jersey and Indianapolis, Indiana. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.